UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
Of the Securities Exchange Act of 1934

Date of Report December 18, 2014

CORE RESOURCE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55010	46-2029981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3131 E. Camelback, Suite 211
Phoenix, AZ 85016
(Address of principal executive offices)

(602) 314-3231
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24.0 13e-4 (c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 18, 2014 Core Resource Management, Inc. (the “Company”) completed its previously announced acquisition of Nitro Petroleum, Inc. (“Nitro”), through the merger (the “Acquisition”) of Core Resource Holding Co., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), with and into Nitro, with Nitro surviving the merger and becoming a wholly owned subsidiary of the Company. The Acquisition was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 28, 2014, by and among the Company, Merger Subsidiary and Nitro.

At the effective time of the Acquisition (the “Effective Time”), each share of Nitro common stock issued and outstanding immediately prior to the Effective Time (other than shares pursuant to which dissenters’ rights have been properly exercised) will be canceled and converted automatically into the right to receive, in accordance with the terms of the Merger Agreement.

The foregoing description of the Acquisition is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed August 7, 2014.

Item 7.01 Regulation FD Disclosure.

On August 28, 2014, the Registrant entered into a letter agreement in principle with Nitro Petroleum Incorporated, a reporting company whose common stock is traded on the QB Tier of the I.S. OTC Markets and is quoted under the symbol “CRMI,” to acquire all of the outstanding common stock of Nitro through the merger of a wholly-owned subsidiary of the Registrant with and into Nitro. In the merger, each stockholder of Nitro will receive one share of the Registrant for each 10.5 shares of Nitro held of record by the stockholder.

A copy of the press release issued by the Company announcing Nitro Petroleum’s redemption of the Notes is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The financial statements of NITRO required to be filed pursuant to this Item 9.01(a) will be filed with the Securities Exchange Commission (“SEC”) by amendment to this Current Report on Form 8-K no later than February 24, 2015 (71 days after the date on which this Current Report on Form 8-K is filed).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE RESOURCE MANAGEMENT, INC.

By:	/s/ James Clark
Name:	James Clark
Title:	President

Dated: December 18, 2014